CSMC06-1G4AR2  --  4A3

CREDIT SUISSE FIRST BOSTON

Balance	$11,816,000.00	Delay	24	WAC	5.84000	WAM	356
Coupon	5.50000	Dated	01/01/2006	NET	5.50000	WALA	4
Settle	01/31/2006	First Payment	02/25/2006	Contrib Wac	5.84000

Price	1	2	3	4	5	6	7
	Yield	Yield	Yield	Yield	Yield	Yield	Yield
97-00.00	5.842	6.114	6.641	7.031	7.338	8.291	9.490
97-08.00	5.815	6.061	6.536	6.889	7.165	8.025	9.106
97-16.00	5.788	6.007	6.431	6.746	6.993	7.760	8.724
97-24.00	5.761	5.954	6.328	6.605	6.822	7.497	8.344
98-00.00	5.734	5.901	6.224	6.464	6.651	7.234	7.966
98-08.00	5.708	5.848	6.121	6.323	6.481	6.973	7.590
98-16.00	5.681	5.796	6.018	6.183	6.312	6.713	7.216
98-24.00	5.655	5.743	5.916	6.044	6.144	6.454	6.843
99-00.00	5.628	5.691	5.814	5.905	5.976	6.196	6.472
99-08.00	5.602	5.639	5.712	5.766	5.808	5.939	6.103
99-16.00	5.576	5.588	5.611	5.628	5.642	5.684	5.736
99-24.00	5.550	5.536	5.510	5.491	5.476	5.429	5.371
100-00.00	5.524	5.485	5.410	5.354	5.310	5.176	5.007
Spread @ Center Price	128	150	173	186	196	232	280
WAL	14.30	6.25	2.79	1.99	1.63	1.04	0.72
Mod Durn	9.52	4.82	2.46	1.81	1.50	0.97	0.68
Principal Window	~Aug06 -Jan25	Feb06 -May19	Feb06 -Oct11	Feb06 -Aug09	Feb06 -Oct08	Feb06 -Oct07	Feb06 -Apr07
Prepay	100 PSA	150 PSA	200 PSA	250 PSA	300 PSA	500 PSA	800 PSA
Treasury	Mat 6MO 2YR 3YR 5YR 10YR 30YR
Yld 4.433 4.332 4.287 4.278 4.349 4.524

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this information relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/. The issuer's current effective registration statement may be found at http://www.sec.gov/Archives/edgar/data/1011663/000119312505178099/0001193125-05-178099-index.htm. Additional material information to your decision may also be found at http://www.sec.gov/Archives/edgar/data/1011663/000091412105002094/0000914121-05-002094-index.htm.